Exhibit 99.1

Investor Relations

(212) 479-3160

ir@newmediainv.com

New Media Completes Acquisition of The Columbus Dispatch

NEW YORK, N.Y. June 15, 2015 – New Media Investment Group Inc. (“New Media” or the “Company”, NYSE:NEWM) announced today that it has completed the previously announced acquisition of the publishing operations and assets of The Columbus Dispatch for $47.0 million in cash. New Media funded the acquisition with a combination of cash on the balance sheet and an incremental $25.0 million on the Company’s existing term loan.

The Columbus Dispatch, first published in 1871, has an extensive history serving Central Ohio as the trusted source for comprehensive local news, politics, sports and entertainment coverage. The newspaper has a deep rooted history providing quality journalism and currently has a daily and Sunday circulation of over 130,000 and 235,000, respectively.

“We are very excited about the acquisition of The Columbus Dispatch and the upside potential that exists for our shareholders,” said Michael E. Reed, New Media’s President and CEO. “To date we have completed nearly $590 million in acquisitions, and have ample liquidity to continue to execute on strategic transactions. Looking ahead, we feel good about our overall business prospects and are very pleased with the tremendous growth we have created in free cash flow per share, which has resulted in a 22% increase in our dividend this year. We expect New Media will continue to be able to grow free cash flow per share throughout 2015 and beyond, and we see a tremendous opportunity to create value for our shareholders.”

About New Media Investment Group Inc.

New Media is focused primarily on investing in a high quality, diversified portfolio of local media assets, and on growing existing advertising and digital marketing businesses. The Company is one of the largest publishers of locally based print and online media in the United States as measured by our 126 daily publications. As of April 30, 2015, the Company operates in over 460 markets across 32 states. New Media’s portfolio of products, as of April 30, 2015, include over 550 community publications and over 460 related websites, serve more than 200,000 business advertising accounts and reach over 19 million people on a weekly basis.

For more information regarding New Media and to be added to our email distribution list, please visit www.newmediainv.com.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the acquisition, our expectations regarding our ability to grow free cash flow per share, our intention to stabilize our traditional print business, grow our digital business and revenues and pursue and complete future acquisition opportunities. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties, such as continued declines in advertising circulation, economic conditions in the markets in which we operate, competition from other media companies, the possibility of insufficient advertising interest in our digital business, technological developments in the media sector, an ability to source acquisition opportunities with an attractive risk-adjusted return profile, inadequate diligence of acquisition targets and difficulties integrating newly acquired businesses. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s Annual Report on Form 10-K and filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Media Investment Group Inc.